Exhibit 1.1
UNDERWRITING AGREEMENT
May 2, 2006
CENTEX CORPORATION
2728 North Harwood Street
Dallas, Texas 75201
Ladies and Gentlemen:
          We (the “Representatives”) are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the “Underwriters”), and we understand that Centex Corporation, a Nevada corporation (the “Company”), proposes to issue and sell $500,000,000 aggregate principal amount of 6.500% Senior Notes due 2016 (the “Securities”). The Securities will be issued pursuant to the provisions of the Indenture dated as of October 1, 1998 (such Indenture insofar as it relates to the Securities and as the same has been or shall be supplemented to the Closing Date (as defined herein), including by Indenture Supplement No. 20 to be dated the Closing Date) (the “Indenture”) between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and successor to Chase Bank of Texas, National Association and Texas Commerce Bank National Association), as trustee (the “Trustee”).
          Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amount of Securities set forth below opposite their names at a purchase price of 99.018% of the principal amount of the Securities plus accrued interest, if any, from May 5, 2006 to the date of payment and delivery:

Name of	Principal Amount of
Underwriter	Securities
Citigroup Global Markets	$175,000,000
J.P. Morgan Securities Inc.	175,000,000
Banc of America Securities Inc.	40,000,000
Greenwich Capital Markets, Inc.	40,000,000
Barclays Capital Inc.	17,500,000
BNP Paribas Securities Corp.	17,500,000
Calyon Securities (USA) Inc.	17,500,000
SunTrust Capital Markets, Inc.	17,500,000

Total:	$500,000,000

          The Underwriters will pay for the Securities upon delivery thereof at the location identified below at 10:00 a.m. (New York time) on May 5, 2006, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Company and the Representatives. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date.”
          At or prior to the time when the sales of Securities were first made hereunder (the “Time of Sale”), the Company had prepared the following information (the “Time of Sale Information”): the Basic Prospectus, a Preliminary Prospectus dated May 1, 2006 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Exhibit A hereto.
          The Securities shall have the terms set forth in the Basic Prospectus dated August 3, 2004 and the Prospectus Supplement dated May 2, 2006, including the following:

Representative(s) and address(es):

Citigroup Global Markets Inc.
388 Greenwich Street, 32nd Floor
New York, New York 10013
(telecopy no.: 212 816 0915)

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
(telecopy no.: 212 834 6081)

Certain Terms of the Securities:

Titles of Securities:	6.500% Senior Notes due 2016

Aggregate Principal
Amount of Securities:	$500,000,000

Maturity Date:	May 1, 2016

Interest Rate:	6.500%

Interest
Payment Dates:	May 1 and November 1,
commencing November 1, 2006

Record Dates:	April 15 and October 15

(ii)

Redemption Provisions:	The Company may redeem the Securities in whole or in part at the make-whole price set forth in the Prospectus Supplement.

Repayment Provisions:	None

Transfer Agent and Registrar:	JPMorgan Chase Bank, N.A.

Closing Date and Location:	10:00 A.M. New York City time on May 5, 2006
Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, NY 10005, or at such other time or place
on the same or such other date, not later than the
fifth business day thereafter, as the
Representative(s) and the Company may agree upon in
writing.

The Securities are to be offered to the public at the Initial Public Offering Prices specified below, and to dealers at prices which represent concessions not in excess of the Dealer Concessions set forth below, and the Underwriters may allow and such dealers may reallow concessions not in excess of the Reallowance Concessions set forth below:

Initial Public Offering Prices:	99.668% of the principal amount of the
Securities, plus accrued interest, if any,
from May 5, 2006

Dealer Concessions:	0.40% of the principal amount of the
Securities

Reallowance Concessions:	0.25% of the principal amount of the
Securities
          The parties hereto acknowledge and agree that the Underwriters’ Information consists solely of the following information in any Preliminary Prospectus and the Prospectus: the last sentence on the cover page regarding delivery of the Securities, the third, fifth and sixth paragraphs of text under the caption “Underwriting” in the Prospectus Supplement and the third and fourth sentences in the seventh paragraph of text under the caption “Underwriting” in the Prospectus Supplement.
          All provisions contained in the document entitled Centex Corporation Underwriting Agreement Standard Provisions (Debt Securities) dated May 2, 2006, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.
          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(iii)

          Please confirm your agreement by having an authorized officer sign a copy of this Agreement as of the date first set forth above in the space set forth below.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES INC.
Acting on behalf of themselves and the several
Underwriters named herein

By: Citigroup Global Markets Inc.

By:	/s/ Brian Bednarski

Name: Brian Bednarski
Title: Director

By: J.P. Morgan Securities Inc.

By:	/s/ Stephen L. Sheiner

Name: Stephen L. Sheiner
Title: Vice President

CENTEX CORPORATION

By:	/s/ Gail M. Peck
Name: Gail M. Peck
Title: Vice President and Treasurer

(iv)

EXHIBIT A
List of Free-Writing Prospectuses Included in Time of Sale Information
     1. Pricing Term Sheet substantially in the form set forth in Exhibit B

EXHIBIT B
Centex Corporation
Pricing Term Sheet

Aggregate principal amount:	$___
Maturity:	___, 20___
Coupon:	___%
Price:	___% of face amount
Yield to maturity:	___%
[Spread to Benchmark Treasury:	___%]
[Benchmark Treasury:	___]
[Benchmark Treasury [Price] and Yield:	___%
Interest Payment Dates:	___and ___, commencing ___, 2006
Redemption Provisions:
[First Call date:	___]
[Make-whole call	[At any time][Before the first call date] at a discount rate of Treasury plus ___basis points]
Redemption prices:	Commencing ___: ___%
Commencing ___: ___%
Commencing ___: 100%
[Redemption with proceeds of equity offering	Prior to ___, up to 35% may be redeemed at ___%]
Settlement:	T+_: ___, 200_
[Ratings:	]
Proceeds to Centex before expenses
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
Centex has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Centex has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, Centex, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx] [or emailing [ ] at [ . ]]

CENTEX CORPORATION
UNDERWRITING AGREEMENT
STANDARD PROVISIONS
(DEBT SECURITIES)
May 2, 2006
          From time to time, Centex Corporation, a Nevada corporation (the “Company”), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions hereof set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions hereof incorporated therein by reference, is herein sometimes referred to as this “Agreement”. Terms defined in the Underwriting Agreement are used herein as therein defined.
          The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file number 333-117470) including a prospectus, relating to its debt and equity securities, and has filed with, or transmitted, for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a final prospectus supplement (the “Prospectus Supplement”) specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (the “Rule 430 Information”), is hereinafter referred to as the “Registration Statement.” The term “Basic Prospectus” means the prospectus included in the Registration Statement in the form in which it has been most recently filed with the Commission. The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement in the form first filed with the Commission pursuant to Rule 424(b). The term “Preliminary Prospectus” means each preliminary prospectus supplement specifically relating to the Securities (if any), together with the Basic Prospectus. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “Preliminary Prospectus” shall include in each case the documents, if any, incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Basic Prospectus, Prospectus or Preliminary Prospectus, as the case may be. The terms “supplement,” “amendment” and “amend” as used herein shall include the filing of all documents deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or any Preliminary Prospectus that are filed after such date by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If the Company has filed an abbreviated registration statement to register additional debt securities pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. For purposes of this Agreement, “Effective Time” means the date and time the Registration Statement became effective.
          At or prior to the Time of Sale, the Company had prepared the Time of Sale Information.

     1. Representations and Warranties. The Company makes the following representations and warranties to and agrees with the several Underwriters on and as of the date of the Underwriting Agreement, and at the Time of Sale, and will, by this Agreement, make the following representations and warranties on and as of the Closing Date:
     (a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the Offering are pending before or, to the knowledge of the Company, threatened by the Commission;
     (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information or (ii) the Form T-1 filed as part of the Registration Statement;
     (c) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Exhibit A to the Underwriting Agreement and other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with any Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, (x) did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and does not and will not include any information conflicting with the information contained in the Registration Statement; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus; and (y) as of its issue date and at all subsequent times through completion of the offering of the Securities did not, does not and will not include any information conflicting with the information contained in the Registration Statement;
     (d) The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (the “Exchange Act Reports”), when they were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to a state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (e) As of the applicable Effective Time of the Registration Statement and any amendment thereto, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder; at the Effective Time of the Registration Statement and any amendment thereto, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Effective Time and on the Closing Date, the Indenture did or will conform in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and, as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus (together with any supplement thereto) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use therein, which is set forth in the Underwriting Agreement (the “Underwriters’ Information”);
     (f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Time of Sale Information, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, resulting in a material adverse effect, or any development involving a prospective material adverse effect, on the business, assets or financial position of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Prospectus and the Time of Sale Information, as the case may be; and, since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Time of Sale Information, except as otherwise set forth or contemplated in the Time of Sale Information: (i) there has not been any material change in the capital stock or long-term debt (other than any commercial paper program of the Company or asset securitizations by the Company or subsidiaries of the Company) of the Company or any of its Material Subsidiaries (as defined below); (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets or financial position of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information; (iii) no event has occurred that would result in a material write-down in assets; (iv) there have been no material transactions entered into by the Company, other than those publicly disclosed or in the ordinary course of business; (v) the Company has not repurchased any of its outstanding capital stock except in accordance with its previously announced stock repurchase program or pursuant to delivery, from time to time, by employees or directors of previously issued shares to the Company to satisfy the exercise price of options and/or withholding taxes that arise on the exercise of options or upon payment or vesting of restricted stock or restricted stock units; and (vi) there have been no dividends or distributions of any kind declared, paid or made by the Company in respect of its capital stock except for regular cash dividends paid in the ordinary course of business;
     (g) The Company and its subsidiaries have indefeasible title in fee simple to all real property and indefeasible title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus and the Time of Sale Information or such as are not material to the business of the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under leases that are valid, subsisting and in full force and effect, with such exceptions as are not material to the business of the Company and its subsidiaries, taken as a whole;
     (h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada; each subsidiary of the Company that is material to the business, assets or financial position of the Company and its subsidiaries, taken as a whole (“Material Subsidiary”), is set forth on Schedule I hereto; each Material Subsidiary has been duly incorporated (if a corporation) or formed (if a partnership or a limited liability company), and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing (if applicable) under the laws of its jurisdiction of incorporation or formation, as the case may be; each of the Company and each Material Subsidiary has all necessary corporate, partnership or limited liability company power and authority to own its properties and conduct its business as described, or incorporated by reference, in the Prospectus and the Time of Sale Information, and has been duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of properties or the conduct of business, except where it would be subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;
     (i) The Company has an authorized capitalization as set forth, or as incorporated by reference, in the Prospectus and the Time of Sale Information, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and all of the outstanding shares of capital stock or outstanding interests of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and (except (i) for directors’ qualifying shares, (ii) as set forth on Schedule I hereto or (iii) as otherwise set forth in the Prospectus and the Time of Sale Information) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims affecting transferability or voting except as set forth in the Registration Statement, the Prospectus and the Time of Sale Information;
     (j) The Securities have been duly authorized, and, when executed, authenticated, issued and delivered against payment therefor pursuant to this Agreement and the Indenture, the Securities will be duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and entitled to the benefits provided by the Indenture, which has been or will be incorporated by reference as an exhibit to the Registration Statement; at the Closing Date, the Indenture will be duly authorized, executed and delivered by the Company and will be a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture are substantially in the form heretofore delivered to the Underwriters and will conform in all material respects to the descriptions thereof in the Prospectus and the Time of Sale Information; and each holder of Securities will be entitled to the benefits of the Indenture, subject to the limitations as to enforcement set forth above;
     (k) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement (collectively, the “Transaction Documents”), and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended or restated, or the Bylaws or charter documents or certificate of formation or partnership agreement (as the case may be) of the Company or any of its Material Subsidiaries or any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to any delivery of the Securities, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;
     (l) Other than as set forth or contemplated in the Prospectus and the Time of Sale Information, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

     (m) Ernst &Young LLP, who has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board and as required by the Securities Act and the Rules and Regulations;
     (n) The Company has no knowledge of any default in any material obligation to be performed by any party to any agreement to which it or any of its subsidiaries is a party, which default or defaults in the aggregate would have a Material Adverse Effect;
     (o) The consolidated financial statements of the Company and its subsidiaries, including accompanying notes, included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, as applicable, and fairly present the consolidated financial position and the consolidated results of the operations of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply, and such financial statements have been prepared in conformity with generally accepted accounting principles of the United States, consistently applied throughout the periods involved except as may be expressly stated in the notes thereto. The financial information and statistical data set forth in or incorporated by reference in the Preliminary Prospectus, if any, and the Prospectus under the caption “Selected Financial Data” are fairly presented in all material respects and prepared on a basis consistent with such consolidated financial statements or the books and records of the Company, as the case may be, unless otherwise stated in the Prospectus and the Time of Sale Information;
     (p) Except as described in the Prospectus and the Time of Sale Information, the Company and each of its subsidiaries have all necessary licenses, certificates, consents, permits, authorizations, approvals, rights and orders of and from all governmental agencies or bodies having jurisdiction over the Company or any of its subsidiaries to own their respective properties and conduct their respective businesses as described in the Prospectus and the Time of Sale Information, the failure to possess or the failure to operate in compliance with which would have a Material Adverse Effect, and the Company has received no notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
     (q) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, in each case, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights, and to general equity principles, and except to the extent that rights of indemnification and contribution hereunder may be limited by applicable laws or equity principles;
     (r) Except as described in the Prospectus and the Time of Sale Information, and except for those the failure to own or possess would not have a Material Adverse Effect, each of the Company and its subsidiaries owns or possesses all of the patents, trademarks, service marks, trade names, copyrights and licenses and rights with respect to the foregoing, necessary for the present conduct of its business, without any known conflict with the rights of others, the result of which conflict would result in a Material Adverse Effect;

     (s) Disclosure Controls. The Company and its subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure;
     (t) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (u) There are no contracts, indentures, mortgages, loan agreements, notes, bonds, debentures, other evidences of indebtedness, leases or other agreements or instruments of the Company of a character required to be described or referred to in the Registration Statement, the Prospectus or the Time of Sale Information, or to be filed as exhibits to the Registration Statement that are not described or referred to or that have not or will not be, prior to the Closing Date, filed as required;
     (v) No labor disturbance exists with the employees of the Company or any of its subsidiaries, or, to the best of the Company’s knowledge, is imminent, that would result in a Material Adverse Effect and the Company has not received notice of any existing or imminent labor disturbance by the employees of any of its principal suppliers, that might reasonably be expected to result in a Material Adverse Effect;
     (w) The conditions to the use of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Company and the Registration Statement and Prospectus;
     (x) Neither the Company nor any of its subsidiaries is required to be registered under the Investment Company Act of 1940, as amended; and
     (y) Status under the Securities Act. The Company is not an ineligible issuer under the Securities Act at the time specified in the Securities Act in connection with the offering of the Securities.
     Any certificate signed by any director or officer of the Company and delivered to the Underwriters or their counsel in connection with the offering of Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.
     2. Purchase of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein and in the Underwriting Agreement, the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the respective principal amount of Securities set forth opposite the name of such Underwriter in the Underwriting Agreement at the purchase price set forth in the Underwriting Agreement.
     (b) The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein. The Company acknowledges and agrees that the Underwriters may sell Securities to any affiliate of an Underwriter and that any such affiliate may sell Securities purchased by it to an Underwriter.
     3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made on the Closing Date at the time and place set forth in the Underwriting Agreement.
     (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire transfer in immediately available funds, against delivery to the Underwriters of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as the Representative(s) on behalf of the Underwriters shall have requested in writing not less than one full business day prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by the Representative(s) on behalf of the Underwriters in New York, New York at least 24 hours prior to the Closing Date.
     4. Further Agreements of the Company. The Company agrees with each of the several Underwriters:
     (a) (i) to prepare a Rule 462(b) Registration Statement, if necessary, in a form approved by the Underwriters and to file such Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) of the Rules and Regulations by 10:00 a.m. New York City time on the business day following the date of determination of the public offering price and, at the time of filing, either to pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) of the Rules and Regulations and (ii) to file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) within the time period prescribed by such rule and Rule 430A, 430B and 430C of the Rules and Regulations, file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and to provide evidence satisfactory to the Underwriters of such timely filing;
     (b) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission pursuant to Section

13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required by law (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) in connection with the offering of the Securities contemplated by the Prospectus Supplement;
     (c) prior to using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing with the Commission any (i) amendment to the Registration Statement (including any Rule 462(b) Registration Statement) or supplement to the Prospectus relating to the Securities, (ii) document incorporated by reference in the Registration Statement or the Prospectus during the period from the date of this Agreement to the Closing Date or (iii) Prospectus or amendment or supplement thereto relating to the Securities pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representative(s) and counsel for the Underwriters, and not to use, authorize, approve, refer to, or file any such Issuer Free Writing Prospectus or file any document referred to in clauses (i) through (iii) above to which the Representative(s) shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Company is required by law to make such filing;
     (d) to advise the Underwriters promptly of the receipt of any comments from the Commission and of the effectiveness of the Registration Statement (in each case if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplement to the Registration Statement or the Prospectus, or of any Issuer Free Writing Prospectus, relating to the Securities, or of any request by the Commission therefor, and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the Securities Act; to advise the Underwriters promptly of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; for so long as the delivery of a prospectus is required by law (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) in connection with the offering of the Securities contemplated by the Prospectus Supplement, to use every reasonable effort to prevent the issuance of any stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification and, if any such stop order or order or suspension is issued, to use every reasonable effort to obtain the lifting thereof at the earliest possible time;
     (e) to furnish promptly to each of the Underwriters and counsel for the Underwriters a copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and to deliver promptly without charge to the Underwriters such number of the following documents as the Underwriters may from time to time reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Indenture and the computation of the ratio of earnings to fixed charges), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) and (iii) each document incorporated by reference in the Prospectus (excluding exhibits thereto), in the case of clause (i), (ii) or (iii) for so long as delivery of a prospectus is required by law in connection with the offering of the Securities contemplated by the Prospectus Supplement;
     (f) if the delivery of a prospectus is required by law (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) at any time in connection with the offering of the Securities contemplated by the Prospectus Supplement and if at such time any events shall have occurred as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus, as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered, not misleading, or if for any other reason it shall be necessary or advisable at such time to amend the Registration Statement, file a new registration statement or supplement the Prospectus in order to comply with the Securities Act, the Exchange Act or the applicable Rules and Regulations or with a request from the Commission, to notify the Underwriters immediately thereof, and to promptly prepare and, subject to Section 4(c) hereof, file with the Commission an amendment or a supplement or new registration statement which will correct such statement or omission or effect such compliance; if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative(s) may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.
     (g) as soon as practicable to make generally available to the Company’s security holders and to deliver to the Underwriters an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);
     (h) promptly take from time to time such actions as the Underwriters may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

     (i) until the Closing Date, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than the Securities, notes issued pursuant to the Company’s medium-term note programs or any commercial paper program of the Company, or existing or future bank credit facilities or asset securitizations of the Company or any of its affiliates) without the prior written consent of the Representative(s) on behalf of the Underwriters;
     (j) in connection with the offering of the Securities, until the distribution of the Securities has been completed, the Company shall not, and shall cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;
     (k) to apply the net proceeds from the sale of the Securities as set forth in the Prospectus and the Time of Sale Information, under the heading “Use of Proceeds”; and
     (l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     The Company also acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative(s) nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect to such matters described in the immediately preceding sentence. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
     (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any free writing prospectus that contains all or part of the information in the Issuer Free

Writing Prospectus listed on Exhibit A to the Underwriting Agreement or prepared pursuant to Section 1(c) or Section 4(c) above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
     (b) It has not distributed and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.
     (c) Other than as set forth in Section (a) above, it has not used and will not use, without the prior written consent of the Company, any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Exhibit B to the Underwriting Agreement without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.
     (d) It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.
     (e) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during any period that a prospectus is required by law (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) to be delivered in connection with the offering of the Securities contemplated by the Prospectus Supplement).
     6. Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters to purchase the Securities hereunder are subject to the accuracy, on and as of the date of the Underwriting Agreement and the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company and its officers made in any certificates delivered pursuant hereto, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
     (a) The Prospectus and any supplement thereto and each Issuer Free Writing Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and, if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m. New York City time on the business day following the date of the Underwriting Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof or any notices that would prevent its use pursuant to Rule 401(g)(2) shall have been issued and no proceeding for that purpose pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or the Exchange Act Reports shall have been complied with to the reasonable satisfaction of the Underwriters.
     (b) The Prospectus (and any amendments or supplements thereto) shall have been printed and copies distributed to the Underwriters as promptly as practicable on or following the date of the Underwriting Agreement or at such other date and time as to which the Underwriters may agree.
     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Prospectus, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all material respects to the Underwriters, and the Company shall have furnished to the Underwriters all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.
     (d) Brian J. Woram, Senior Vice President and Chief Legal Officer of the Company, Paul M. Johnston, Vice President, Corporate Counsel and Assistant Secretary of the Company, or James R. Peacock III, Vice President , Deputy General Counsel and Secretary of the Company, shall have furnished to the Underwriters his written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Annex A hereto.
     (e) Baker Botts L.L.P. shall have furnished to the Underwriters their written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Annex B hereto.
     (f) The Underwriters shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, as are customarily delivered by underwriters’ counsel in similar offerings and as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.
     (g) The Company shall have furnished to the Underwriters a letter (the “Initial Letter”) of Ernst & Young LLP, addressed to the Underwriters and dated as of the date of the Underwriting Agreement, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters.
     (h) The Company shall have furnished to the Underwriters a letter (the “Bring-Down Letter”) of Ernst & Young LLP, addressed to the Underwriters and dated the Closing Date (i) confirming that it is an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accounting firm with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.
     (i) The Company shall have furnished to the Underwriters a certificate, dated the Closing Date, of its chief financial officer or any Vice President or Treasurer and its Secretary or any Assistant Secretary stating that (A) such officers have carefully examined the Registration Statement, the Time of Sale Information and the Prospectus, (B) in their opinion, the Registration Statement, including the documents incorporated therein by reference, as of the Effective Time, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus and the Time of Sale Information, including the documents incorporated therein by reference, as of the date of the Prospectus Supplement and the Time of Sale Information and as of the Closing Date, did not and does not include any untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer’s knowledge, are contemplated by the Commission, and subsequent to the date of the most recent financial statements contained in the Prospectus and the Time of Sale Information, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries, taken as a whole, except as set forth in the Prospectus and the Time of Sale Information.
     (j) The Indenture and any applicable supplement thereto, shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.
     (k) If any event shall have occurred on or prior to the Closing Date that requires the Company under Section 4(f) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriters shall have been given a reasonable opportunity to comment thereon as provided in Section 4(c) hereof, and copies of the Prospectus as amended or supplemented, shall have been delivered to the Underwriters reasonably in advance of the Closing Date.
     (l) Subsequent to the execution and delivery of the Underwriting Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto that becomes effective on or after the date of this Agreement) and the Time of Sale Information (exclusive of any supplement thereto that is filed with the Commission on or after the date of this Agreement), except as disclosed in or contemplated by the Time of Sale Information (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt (other than any commercial paper program of the Company or asset securitizations by the Company or subsidiaries of the Company) or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the reasonable judgment of the Representative(s) on behalf of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of the Securities on the terms and in the manner contemplated by this Agreement and the Time of Sale Information (exclusive of any supplement thereto that is filed with the Commission on or after the date of this Agreement).
     (m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.
     (n) Subsequent to the execution and delivery of the Underwriting Agreement (i) no downgrading shall have occurred in the ratings accorded the Securities or any of the Company’s other debt securities or preferred stock by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its ratings of the Securities or any of the Company’s other debt securities or preferred stock.
     (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) suspension or material limitation of trading generally or the establishment of minimum prices on or by, as the case may be, on the New York Stock Exchange, the American Stock Exchange, the over-the-counter market, the National Association of Securities Dealers, Inc. or any other regulatory body or governmental authority having jurisdiction (other than as a result of the existence of or triggering of automatic circuit-breakers by such exchanges or regulatory bodies), (ii) suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iii) declaration of a general moratorium on commercial banking activities by federal or New York state authorities or a material disruption shall have occurred in clearance or settlement systems in the United States, (iv) an outbreak or escalation of hostilities, an act of terrorism occurring in the United States or a declaration by the United States of a national emergency or war or (v) a material adverse change in financial markets or any calamity or crisis or change in general economic, political or financial conditions (or an effect of international conditions on the financial markets in the United States) that, in the case of any of the events described in clauses (i) through (v), is material and adverse and such event, singly or together with any other such event, makes it, in the reasonable judgment of the Representative(s) on behalf of the Underwriters, impracticable or inadvisable to proceed with the public offering or the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Prospectus (exclusive of any supplement thereto that is filed with the Commission on or after the date of this Agreement).
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 6(l), (m), (n) or (o) shall have occurred and be continuing.
     8. Defaulting Underwriters. (a) If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the non-defaulting Underwriters may make arrangements for the purchase of the Securities which such defaulting Underwriter agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Underwriters, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 13 and except that the provisions of Sections 10 and 11 shall not terminate and shall remain in effect. As used in this Agreement, the term “Underwriters” includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in the Underwriting Agreement that, pursuant to this Section 8, purchases Securities which a defaulting Underwriter agreed but failed to purchase.
     (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.
     9. Reimbursement of Underwriters’ Expenses. If (a) this Agreement shall have been terminated pursuant to Section 7 as a result of the failure of a condition set forth in Section 6(l) or 6(n) to be satisfied, (b) the Company shall fail to tender the Securities for delivery to the Underwriters in contravention of its obligations under this Agreement or (c) the Underwriters shall not purchase the Securities as a result of the failure of a condition set forth in Section 6(a), (b), (d), (e), (g), (h), (i), (j) or (k) to be satisfied, the Company shall reimburse the Underwriters for such out-of-pocket expenses (including reasonable fees and disbursements of counsel up to a maximum of $100,000) as shall have been reasonably incurred by the Underwriters in connection with this Agreement and the proposed public offering and sale of the Securities, and upon demand the Company shall pay the full amount thereof to the Underwriters.
     10. Indemnification. (a) The Company shall indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Underwriter), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall reimburse each Underwriter promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Underwriters’ Information.
     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers who signed the Registration Statement, directors, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 10(b) and Section 11 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Underwriters’ Information provided by such Underwriter, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 10(a) or 10(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual differing interests between them, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 10(a) and 10(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
          The obligations of the Company and the Underwriters in this Section 10 and in Section 11 are in addition to any other liability that the Company or the Underwriters, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

     11. Contribution. If the indemnification provided for in Section 10 is unavailable or insufficient to hold harmless an indemnified party under Section 10(a) or 10(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to any Underwriters’ Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 11 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 11 shall be deemed to include, for purposes of this Section 11, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total initial public offering price of the Securities underwritten by it and sold to the public under this Agreement exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 11 are several in proportion to their respective underwriting commitments and not joint.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 10 and 11 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company and the Underwriters. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     13. Expenses. The Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and any amendment or supplement thereto, all as provided in this Agreement; (d) the costs of printing, reproducing and distributing the Indenture, this Agreement and any underwriting documents; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Securities; (f) the fees and expenses of the Company’s counsel and independent accountants; (g) the fees and expenses of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel to the Underwriters up to a maximum of $5,000); (h) any fees charged by rating agencies for rating the Securities; (i) all fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in clause (g) of this Section 13 and Section 9, the Underwriters shall pay their own costs and expenses.
     14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.
     15. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriters, shall be delivered or sent by mail or telecopy transmission to the Representative(s) at the address(es) set forth in the Underwriting Agreement; or
     (b) if to the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Registration Statement, Attention: Lawrence Angelilli (telecopier no.: 214-981-6858).
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative(s).
     16. Definition of Terms. For purposes of this Agreement, (a) the term “business day” means any day on which The New York Stock Exchange, Inc. is open for trading, (b) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 of the Rules and Regulations.
     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

SCHEDULE I
Material Subsidiaries

Centex Construction Group, Inc.	Nevada corporation

Centex Construction, LLC	Delaware limited liability company

Centex Financial Services, LLC	Nevada limited liability company

Centex Home Equity Company, LLC	Delaware limited liability company

Centex Homes	Nevada general partnership

Centex International, Inc.	Nevada corporation

Centex Real Estate Corporation	Nevada corporation

CTX Mortgage Company, LLC	Delaware limited liability company

ANNEX A
[Form of Opinion of Brian J. Woram, Senior Vice President and Chief Legal Officer of
the Company, Paul M. Johnston, Vice President, Corporate Counsel and Assistant
Secretary of the Company, or James R. Peacock III, Vice President, Deputy General
Counsel and Secretary of the Company]
          Brian J. Woram, Senior Vice President and Chief Legal Officer of the Company, Paul M. Johnston, Vice President, Corporate Counsel and Assistant Secretary of the Company, or James R. Peacock III, Vice President , Deputy General Counsel and Secretary of the Company, shall have furnished to the Underwriters his written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth below:
     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to perform its obligations under the Underwriting Agreement.
     2. The Company has the necessary corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; the Securities and each of the Transaction Documents have been duly authorized, executed and delivered by the Company.
     3. The Company has an authorized capitalization as set forth in the Time of Sale Information and the Prospectus and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.
     4. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the Company is required to so qualify, except where to the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and its subsidiaries, taken as a whole.1

[1]	In giving such opinion, such counsel may state that (i) in identifying the jurisdictions in which the Company transacts business or conducts activities that would require it to qualify as a foreign corporation, he has relied to a large extent on certificates of other officers of the Company and (ii) in determining whether the Company is qualified to do business as a foreign corporation and in good standing under the laws of such jurisdictions, he has relied solely on certificates of the secretary of state or other comparable governmental authority of such jurisdictions.

     5. Each Material Subsidiary of the Company has been duly incorporated (if a corporation) or duly formed (if a partnership or a limited liability company) and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing (if applicable, in the case of a partnership or limited liability company) under the laws of its jurisdiction of incorporation or formation, as the case may be; all of the issued shares of capital stock, partnership interests or membership interests, as the case may be, of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable (subject, in the case of any partnership interest or limited liability interest, to obligations or commitments to make future capital contributions), and (except (i) for directors’ qualifying shares and interests, (ii) as set forth on Schedule I hereto or (iii) as otherwise set forth in the Prospectus) are, to the best of my knowledge, owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims affecting transferability or voting.
     6. To the best of my knowledge and other than as set forth or contemplated, or incorporated by reference, in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which (A) individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, assets or financial position of the Company and its subsidiaries, taken as a whole; or (B) question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     7. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     8. The issuance, authentication, sale and delivery of the Securities and the compliance by the Company with all of the provisions of the Transaction Documents and the consummation of the transactions therein contemplated will not violate or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its

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subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such violation, breach, default, lien, charge or encumbrance that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of (A) the provisions of the Articles of Incorporation, as amended or restated, or the Bylaws of the Company or any Material Subsidiary, (B) any judgment, order or decree known to me of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets or (C) any statute, rule or regulation of the United States, the State of Texas or the State of Nevada (it being understood that I express no opinion as to compliance with any state securities or federal or state anti-fraud statute, rule or regulation, except as otherwise expressly stated in this opinion) applicable to the Company or any of its subsidiaries or any of their properties or assets, except in the case of clause (B) or (C) for any such violations which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     9. No consent, approval, authorization or order of, or filing or registration with, any court or arbitrator or governmental agency or body of the State of Nevada is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which have been obtained or made prior to or on the Closing Date or (ii) as may be required to be obtained or made under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.
     10. The documents incorporated by reference in the Prospectus, as amended or supplemented, or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and the other financial information and related schedules included or incorporated by reference therein, as to which I express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; nothing has come to my attention that would cause me to believe that any such documents, when they were so filed (other than the financial statements and the other financial information and related schedules included or incorporated by reference therein, as to which I express no belief), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed,

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not misleading; and I do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Time of Sale Information or the Prospectus or required to be described in the Registration Statement, the Time of Sale Information or the Prospectus that are not filed or incorporated by reference or described as required.
          In the course of participating in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus, I have had conferences to discuss and review the contents thereof with various officers of the Company and its affiliates, with the Company’s independent certified public accountants and with your representatives. I have no reason to believe that as of the date of this opinion and as of the effective date of the Registration Statement, the Registration Statement (other than the financial statements and the other financial information and related schedules, as to which I express no belief, and except for those parts of the Registration Statement that constitute the Form T-1), contains or contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Time of Sale Information, at the Time of Sale contained any untrue statement of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date of the Prospectus and as of the date hereof, the Prospectus (other than the financial statements and the other financial information and related schedules, as to which I express no belief), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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ANNEX B
[Form of Opinion of Counsel for the Company]
               Baker Botts L.L.P. shall have furnished to the Underwriters their written opinion, as special counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth below:
     1. The Securities have been duly authorized by the Company and, when authenticated and delivered in accordance with the terms of the Indenture against payment therefor as provided in the Underwriting Agreement, will be duly issued and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their respective terms, subject to the Enforceability Exceptions (as hereinafter defined). The Securities, in the form certified by the Company as of the date hereof, and Indenture conform in all material respects to the descriptions thereof contained in the Time of Sale Information and the information set forth under the captions “Description of Debt Securities” and “Description of Notes” in the Prospectus.
     2. The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Indenture has been qualified under the Trust Indenture Act.
     3. To our knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States of America or the State of Texas is required for the performance by the Company of its obligations under the Underwriting Agreement, for the issue and sale of the Securities or the consummation of the other transactions contemplated by the Underwriting Agreement or the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities or Blue Sky laws in connection with the purchase and sale of the Securities by the Underwriters.
     4. To our knowledge, no proceedings for a stop order with respect to the Registration Statement are pending or threatened under the Securities Act. Based solely on written confirmation received electronically through the EDGAR system, the Preliminary Prospectus dated May 1, 2006, was filed on May [ ], 2006, with the Commission and the Prospectus Supplement dated May 2, 2006, was filed on May [ ], 2006 with the Commission each pursuant to Rule 424(b) of the Rules and Regulations.
     5. The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus (except for (i) the financial statements (including the notes thereto and the auditors’ reports thereon) included or incorporated by reference therein, (ii) the other financial information included or incorporated by reference therein, or (iii) the Statements of Eligibility under the Trust Indenture Act of a corporation designated to act as trustee, on Form T-1, as to which we express no opinion) appear on their face to comply as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations of the Commission thereunder.
               Such counsel shall also state in a separate paragraph, the following:
               We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto, and related matters were discussed. Although we did not independently verify, are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus or the responsiveness of such statements to the legal requirements (except to the extent stated in the last sentence of paragraph 1 above and in paragraph 5 above), we advise you that, on the basis of the foregoing, no facts have come to our attention which lead us to believe that the Registration Statement (other than (i) the financial statements (including the notes thereto and the auditors reports thereon) included therein, (ii) the other financial information included therein, or (iii) the Statements of Eligibility under the Trust Indenture Act of a corporation designated to act as trustee, on Form T-1, as to which we have not been asked to comment), as of the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Time of Sale Information, at the Time of Sale (which we assume to be ___p.m. on May 2, 2006) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus (other than (i) the financial statements (including the notes thereto and the auditors report thereon) included therein or (ii) the other financial information included therein, as to which we have not been asked to comment), as of the issue date thereof and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
               As used in the foregoing, opinion, references to the “Enforceability Exceptions” mean that the applicable opinions are subject to the effect of (i) applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of the rights and remedies of creditors or parties to executory contracts generally; (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the exercise of equitable powers by a court of competent jurisdiction (and no opinion is given as to the availability of any specific equitable relief or equitable remedies); and (iii) applicable law or public policy limiting the enforcement of provisions providing for the indemnification of any person.

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